Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-137735 and 333-36390) on Form S-8 of Fuel Tech, Inc. and Subsidiaries of our report dated March 5, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Fuel Tech, Inc. and Subsidiaries for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
March 5, 2012